                          LOCK-UP AND VOTING AGREEMENT


     This Lock-Up and Voting Agreement (the "Agreement"), dated as of June 4, 1999, among GAP Capital, L.L.C., a Texas limited liability company ("Purchaser"), and the other parties hereto (each a "Stockholder," and collectively, the "Stockholders").

                               W I T N E S S E T H

     WHEREAS, concurrently herewith, Purchaser and Mobley Environmental Services, Inc., a Delaware corporation (the "Company"), are entering into a Tender Offer Agreement (as such agreement may hereafter be amended from time to time, the "Tender Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Tender Agreement), pursuant to which, among other things, Purchaser will purchase shares of the Class A Common Stock, $.01 par value per share, of the Company (the "Class A Common Stock").

     WHEREAS, following the purchase of shares of Class A Common Stock pursuant to the Offer, the Company may effectuate a 50,000 to 1 reverse stock split (the "Reverse Split") with respect to its Class A Common Stock and its Class B Common Stock (as defined herein); and

     WHEREAS, as an inducement and a condition to Purchaser entering into the Tender Agreement, the Stockholders have agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.    DEFINITIONS.  For purposes of this Agreement:

     (a) "owns," "owned" or "ownership" with respect to any securities shall mean having the sole power to dispose of such securities and the sole power to vote such securities.

     (b) "Class B Common Stock" shall mean at any time the Class B common stock, $.01 par value per share, of the Company.

     (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     (d) "Shares" means the shares of Class A Common Stock and/or shares of Class B Common Stock (including any options or other derivative securities convertible into shares of Class A Common Stock or Class B Common Stock) owned by the Stockholders as set forth on SCHEDULE I hereto AND any such shares acquired by a Stockholder after the date hereof and prior to the termination of this Agreement.

     2.    PROVISIONS CONCERNING COMPANY COMMON STOCK.

     (a) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. No Stockholder shall (i) other than gifts to persons who agree to be subject to the terms of this Agreement, directly or indirectly offer for sale, sell, transfer, tender, convert, exchange, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, conversion, exchange, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or would have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

     (b) VOTING AGREEMENT. Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement, at any meeting of the holders of Class A Common Stock or Class B Common Stock, however called, or in connection with any written consent of the holders of Class A Common Stock or Class B Common Stock, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially owned by such Stockholder, whether issued, heretofore owned or hereafter acquired, (i) in favor of the Reverse Split, the execution and delivery by the Company of the Tender Agreement and the approval of the terms thereof and each of the other actions contemplated by the Tender Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Tender Agreement or this Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except as otherwise agreed to in writing in advance by Purchaser, against the following actions (other than the transactions contemplated by the Tender Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or Company Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company;
(2) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the transactions contemplated by this Agreement and the Tender Agreement. Such Stockholder shall not enter into any agreement or understanding with any Person or entity the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

     3. OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES. Each Stockholder hereby individually as to itself represents, warrants, covenants and agrees to and with Purchaser as follows:

     (a) OWNERSHIP OF SHARES. Such Stockholder is the record owner of the number of Shares set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Shares set forth opposite such Stockholder's name on SCHEDULE I hereto constitute all of the shares of Class A Common Stock and Class B Common Stock or securities convertible into Class A Common Stock and Class B Common Stock owned of record by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth opposite such Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) POWER; BINDING AGREEMENT. Such Stockholder has the legal capacity, power and authority, as applicable, to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

     (c) NO CONFLICTS. (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other Person is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

     (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated by Section 2 hereof and except as noted on SCHEDULE I hereto, the certificates representing such Stockholder's Shares are held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, or any other encumbrances whatsoever, except for any such encumbrances arising hereunder.

     (e) WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Reverse Split that such Stockholder may have.

     (f) RELIANCE BY PURCHASER. Such Stockholder understands and acknowledges that Purchaser is entering into the Tender Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     (g) FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, the transactions contemplated by this Agreement.

     4. STOP TRANSFER; CHANGES IN SHARES. Each Stockholder agrees with, and covenants to, Purchaser that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, without the prior written consent of Purchaser. In the event of a stock dividend or distribution, or any change in the Class A Common Stock or Class B Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

     5. TERMINATION. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest of (a) the consummation of the Reverse Split, (b) the termination of the Tender Agreement and (c) the nine month anniversary of the date hereof.

     6. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director.

     7.    MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement and the Tender Agreement, with any agreements contemplated therein, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

     (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Purchaser.

     (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that Schedule I hereto may be supplemented by Purchaser by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

     (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Stockholders:      At the addresses set forth on Schedule I hereto

     If to Purchaser:         GAP Capital, L.L.C.,
                              a Texas limited liability company
                              6310 Lemmon Avenue, Suite 202
                              Dallas, Texas 75209
                              Attn: Joe Pipes, Manager
                              Telecopy: 214-350-9099

     copy to:                 Jackson Walker, L.L.P.
                              901 Main Street, Suite 6000
                              Dallas, Texas 75202-3797
                              Attn: Jeffrey M. Sone
                              Telecopy: 214-953-5822

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement may cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     (l) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (m) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Purchaser and, by execution of counterparts to
Schedule I hereto, each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                               PURCHASER:

                                               GAP Capital, L.L.C.,
                                               a Texas limited liability company


                                               By: /s/ Joe Pipes
                                                   -----------------------------
                                                      Joe Pipes,
                                                      its Manager

AGREED TO AND ACKNOWLEDGED
(with respect to Section 4):

COMPANY:

Mobley Environmental Services, Inc.,
a Delaware corporation



By: /s/ John Mobley
   -----------------------------
Name:   John Mobley
Title:  Chairman

                   Schedule I to Lock-Up and Voting Agreement




                                       May 28, 1999



ALLISON MOBLEY 1995 TRUST
James A. Mobley, Trustee
618 N. High St.
Longview, TX 75601


145,300 shares, Class B common stock of Mobley Environmental Services, Inc., issued to the Allison Mobley 1995 Trust by Certificate No. 112 (29,800 shares) dated December 28, 1995, and Certificate No. 134 (115,500 shares) dated December 26, 1997.


                                       Allison Mobley 1995 Trust



Date:    May 28       , 1999           By:  /s/ James A. Mobley
      ----------------                     -----------------------------------
                                           James A. Mobley, Trustee

                                       May 28, 1999



JAMES A. MOBLEY
618 N. High St.
Longview, TX 75601


228,976 shares, Class B common stock of Mobley Environmental Services, Inc., issued to James A. Mobley by Certificate No. 091 (7,771 shares) dated December 16, 1993, Certificate No. 108 (9,067 shares) dated June 22, 1994, Certificate No. 116 (25,800 shares) dated December 28, 1995, Certificate No. 138 (97,450 shares) dated December 26, 1996, and Certificate No. 143 (88,888 shares) dated December 18, 1997.




                                       By:  /s/ James A. Mobley
                                           -----------------------------------
                                           James A. Mobley


                                       Date:     May 28, 1999
                                             ---------------------------------

                                       May 28, 1999



MELISSA MOBLEY 1995 TRUST
James A. Mobley, Trustee
618 N. High St.
Longview, TX 75601


145,300 shares, Class B common stock of Mobley Environmental Services, Inc., issued to the Melissa Mobley 1995 Trust by Certificate No. 111 (29,800 shares) dated December 28, 1995, and Certificate No. 133 (115,500 shares) dated December 26, 1997.


                                       Melissa Mobley 1995 Trust



Date:    May 28       , 1999           By:  /s/ James A. Mobley
      ----------------                     -----------------------------------
                                           James A. Mobley, Trustee

                                       May 28, 1999



JAMES A. MOBLEY 1989 SUBCHAPTER S TRUST
James A. Mobley, Trustee
618 N. High St.
Longview, TX 75601


127,941 shares, Class B common stock of Mobley Environmental Services, Inc., issued to the James A. Mobley 1989 Subchapter S Trust by Certificate No. 010 (124,366 shares) dated October 1, 1991, and Certificate No. 063 (583 shares) dated December 28, 1992, and Certificate No. 065 (2,992 shares) dated December 28, 1992.


                                       James A. Mobley 1989 Subchapter S Trust



Date:    May 28       , 1999           By:  /s/ James A. Mobley
      ----------------                     -----------------------------------
                                           James A. Mobley, Trustee

                                       May 28, 1999



JOHN MOBLEY FAMILY TRUST THREE
Lois Ann Mobley and H. David Hughes, Trustees
2801 W. 35th St.
Austin, TX 78703


253,500 shares, Class B common stock of Mobley Environmental Services, Inc., issued to John Mobley Family Trust Three by Certificate No. 009 (248,732 shares) dated October 1, 1991, and Certificate No. 061 (4,818 shares) dated December 28, 1992.


                                       John Mobley Family Trust Three



Date:    6/1          , 1999           By:  /s/ Lois Ann Mobley
      ----------------                     -----------------------------------
                                           Lois Ann Mobley, Trustee


Date:    6/2          , 1999           By:  /s/ H. David Hughes
      ----------------                     -----------------------------------
                                           H. David Hughes, Trustee

                                       May 28, 1999



JOHN MOBLEY FAMILY TRUST TWO
2801 W. 35th St.
Austin, TX 78703


112,236 shares, Class B common stock of Mobley Environmental Services, Inc., issued to John Mobley Family Trust Two by Certificate No. 105 (30,370 shares) dated December 16, 1993, and Certificate No. 107 (61,866 shares) dated June 22, 1994.


                                       John Mobley Family Trust Two



Date:    June 1       , 1999           By:  /s/ T. M. Mobley
      ----------------                     -----------------------------------
                                           Trustee


Date:    6-1          , 1999           By:  /s/ H. David Hughes
      ----------------                     -----------------------------------
                                           Trustee

                                       May 28, 1999



PILOT INVESTMENTS, LTD.
2801 W. 35th St.
Austin, TX 78703


433,454 shares, Class B common stock of Mobley Environmental Services, Inc., issued to Pilot Investments, Ltd. by Certificate No. 151 (412,873 shares) dated October 28, 1998, and Certificate No. 152 (20,581 shares) dated October 28, 1998.


                                       Pilot Investments, Ltd.



                                       By:  /s/ John Mobley
                                           -----------------------------------

                                       Name: John Mobley
                                             ---------------------------------

                                       Title:  General Partner
                                              --------------------------------


                                       Date:   May 31, 1999
                                             ---------------------------------

                                       May 28, 1999



ANDREW MOBLEY 1995 TRUST
Steven M. Mobley, Trustee
2205 Westover Rd.
Austin, TX 78703

145,300 shares, Class B common stock of Mobley Environmental Services, Inc., issued to the Andrew Mobley 1995 Trust by Certificate No. 114 (29,800 shares) dated December 28, 1995, and Certificate No. 136 (115,500 shares) dated December 26, 1996.


                                       Andrew Mobley 1995 Trust



Date:    June 1       , 1999           By:  /s/ Steven Mobley
      ----------------                     -----------------------------------
                                           Steven M. Mobley, Trustee

                                       May 28, 1999



T.M. (TOM) MOBLEY
609 Willow Bend
Kilgore, TX 75662


995,974 shares, Class B common stock of Mobley Environmental Services, Inc., issued to T.M. Mobley by Certificate No. 129 (975,392 shares) dated December 30, 1995, and Certificate No. 131 (20,582 shares) dated December 3, 1996.



                                       /s/ T.M. Mobley
                                       --------------------------------------
                                       T.M. Mobley

                                       Date:    6-2-99
                                             ---------------------------------

                                       May 28, 1999



DAVID MOBLEY GRANTOR TRUST
David Mobley and Robert Schleier, Trustees
1127 Judson Rd., Suite 240
Longview, TX 75601


511,527 shares, Class B common stock of Mobley Environmental Services, Inc., issued to the David Mobley Grantor Trust by Certificate No. 047 dated October 30, 1992.


                                       David Mobley Grantor Trust



Date:    6-4-99       , 1999           By:  /s/ David Mobley
      ----------------                     -----------------------------------
                                           David Mobley, Trustee


Date:    6/4/99       , 1999           By:  /s/ Robert Schleier, Trustee
      ----------------                     -----------------------------------
                                           Robert Schleier, Trustee

                                       May 28, 1999



JANET MOBLEY GST TRUST
1127 Judson Rd, Suite 240
Longview, TX 75601


60,000 shares, Class B common stock of Mobley Environmental Services, Inc., issued to Janet Mobley GST Trust by Certificate No. 044 dated October 30, 1992.

30,000 shares, Class B common stock of Mobley Environmental Services, Inc., issued to Janet Mobley GST Trust by Certificate No. 146 dated December 31, 1997.


                                       Janet Mobley GST Trust



Date:    6/4/99                        By:  /s/ Robert G. Schleier, Trustee
      ----------------                     -----------------------------------
                                           Robert G. Schleier, Trustee

                                       May 28, 1999



DONNA MOBLEY GST TRUST
1127 Judson Rd, Suite 240
Longview, TX 75601


60,000 shares, Class B common stock of Mobley Environmental Services, Inc., issued to Donna Mobley GST Trust by Certificate No. 045 dated October 30, 1992.

30,000 shares, Class B common stock of Mobley Environmental Services, Inc., issued to Donna Mobley GST Trust by Certificate No. 145 dated December 31, 1997.


                                       Donna Mobley GST Trust



Date:    6/4/99                        By:  /s/ Robert G. Schleier, Trustee
      ----------------                     -----------------------------------
                                           Robert G. Schleier, Trustee